4Q24 and 2024 Financial Results January 17, 2025

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period- to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

4Q24 and FY2024 GAAP summary

$s in millions	4Q24	3Q24	4Q23	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2024	Full Year 2023	2024 vs. 2023 $/bps	2024 vs. 2023 %
Net interest income	$1,412	$1,369	$1,488	$ 43	3 %	$(76)	(5) %	$ 5,633	$ 6,241	$ (608)	(10) %
Noninterest income	574	532	500	42	8	74	15	2,176	1,983	193	10
Total revenue	1,986	1,901	1,988	85	4	(2)	—	7,809	8,224	(415)	(5)
Noninterest Expense	1,316	1,259	1,612	57	5	(296)	(18)	5,234	5,507	(273)	(5)
Pre-provision profit	670	642	376	28	4	294	78	2,575	2,717	(142)	(5)
Provision for credit losses	162	172	171	(10)	(6)	(9)	(5)	687	687	—	—
Income before income tax expense	508	470	205	38	8	303	148	1,888	2,030	(142)	(7)
Income tax expense	107	88	16	19	22	91	NM	379	422	(43)	(10)
Net income	$ 401	$ 382	$ 189	$ 19	5 %	$212	112 %	$ 1,509	$ 1,608	$ (99)	(6) %
Preferred dividends	34	38	30	(4)	(11)	4	13	137	117	20	17
Net income available to common stockholders	$ 367	$ 344	$ 159	$ 23	7 %	$208	131 %	$ 1,372	$ 1,491	$ (119)	(8) %
$s in billions											
Average interest-earning assets	$196.6	$197.2	$203.1	$(0.6)	— %	$(6.5)	(3) %	$ 198.1	$ 201.7	$ (3.6)	(2) %
Average deposits	$174.3	$174.1	$177.1	$0.2	— %	$(2.9)	(2) %	$ 174.5	$ 175.3	$ (0.8)	— %
Performance metrics											
Net interest margin[1]	2.86 %	2.76 %	2.90 %	10 bps		(4) bps		2.84 %	3.09 %	(25) bps	
Net interest margin, FTE[1]	2.87	2.77	2.91	10		(4)		2.85	3.10	(25)	
Loan-to-deposit ratio (period-end)	79.6	80.8	82.3	(120)		(265)		79.6	82.3	(265)	
ROTCE	10.4	9.5	4.7	91		564		9.8	10.9	(111)	
Efficiency ratio	66.3	66.2	81.1	4		(1,486)		67.0	67.0	6	
Noninterest income as a % of total revenue	29 %	28 %	25 %	95 bps		374 bps		28 %	24 %	374 bps	
Full-time equivalent colleagues	17,287	17,329	17,570	(42)	—	(283)	(2)	17,287	17,570	(283)	(2) %
Operating leverage					(0.05) %		18.32 %				(0.09) %
Per common share											
Diluted earnings	$ 0.83	$ 0.77	$ 0.34	$0.06	8 %	$0.49	144 %	$ 3.03	$ 3.13	$ (0.10)	(3) %
Tangible book value	$32.34	$33.54	$30.91	$(1.20)	(4) %	$1.43	5 %	$ 32.34	$ 30.91	$ 1.43	5 %
Average diluted shares outstanding (in millions)	444.8	449.9	468.2	(5.1)	(1) %	(23.3)	(5) %	453.5	476.7	(23.2)	(5) %

3

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

4Q24 and FY24 Underlying financial summary[1]

$s in millions	4Q24	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2024	Full Year 2023	2024 vs. 2023 $/bps	2024 vs. 2023 %
Net interest income	$ 1,412	$ 43	3 %	$ (76)	(5)%	$ 5,633	$ 6,241	$ (608)	(10)%
Noninterest income	564	30	6	64	13	2,161	1,983	178	9
Total revenue	1,976	73	4	(12)	(1)	7,794	8,224	(430)	(5)
Noninterest expense	1,292	44	4	25	2	5,078	5,001	77	2
Pre-provision profit	684	29	4	(37)	(5)	2,716	3,223	(507)	(16)
Provision for credit losses	162	(10)	(6)	(9)	(5)	687	687	—	—
Net income available to common stockholders	$ 378	$ 24	7 %	$ (18)	(5)%	$ 1,470	$ 1,848	$ (378)	(20)%
Performance metrics									
Diluted EPS	$ 0.85	$ 0.06	8 %	$ —	— %	$ 3.24	$ 3.88	$ (0.64)	(16)%
Efficiency ratio	65.4	(25) bps		159 bps		65.2	60.8	434 bps	
Noninterest income as a % of total revenue	29 %	49 bps		338 bps		28 %	24 %	361 bps	
ROTCE	10.7 %	95 bps		(118) bps		10.5 %	13.5 %	(302) bps	
Tangible book value per share	$ 32.34	$ (1.20)	(4)%	$ 1.43	5 %	$ 32.34	$ 30.91	$ 1.43	5%

Notable items impacts	4Q24 Pre-tax	4Q24 EPS	FY2024 Pre-tax	FY2024 EPS
($s in millions except per share data)				
Integration-related	$ (2)	$ —	$ (10)	$ (0.02)
TOP and Other items	(12)	(0.02)	(131)	(0.19)
Total	$ (14)	$ (0.02)	$ (141)	$ (0.21)

4

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

4Q24 Underlying financial performance detail[1]

$s in millions	Legacy Core[2] (A)	Private Bank (B)	Core (C) = (A) + (B)	Non-Core[3] (D)	Total CFG (E) = (C) + (D)
Net interest income	$1,376	$57.1	$1,433	$(21)	$1,412
Noninterest income	553	10.9	564	—	564
Total revenue	1,929	68.1	1,997	(21)	1,976
Noninterest Expense	1,208	60.4	1,268	24	1,292
Pre-provision profit	721	7.7	729	(45)	684
Provision for credit losses	147	—	147	15	162
Income before income tax expense	574	7.7	582	(60)	522
Income tax expense	123	2.0	125	(15)	110
Net income	451	5.7	457	(45)	412
Preferred dividends	34	—	34	—	34
Net income available to common stockholders	$417	$5.7	$423	$(45)	$378
Contribution to total CFG Diluted EPS	$0.94	$0.01	$0.95	$(0.10)	$0.85
$s in billions					
Interest-earning assets (spot)	$182	$3.1	$185	$6.9	$192
Loans (spot)	129	3.1	132	6.9	139
Deposits (spot)	168	7.0	175	—	175
Risk-weighted assets (spot)	155	3.5	159	7.0	166
Performance metrics:					
Net interest margin, FTE[4]	2.94%	NM	3.02%	(1.12)%	2.87%
Loan-to-deposit ratio (spot)	77.0	44.9	75.7	NM	79.6
CET1 capital ratio[5]	11.5	NM	11.3	NM	10.8
ROTCE	11.8	NM	11.9	NM	10.7
Efficiency ratio	62.6	NM	63.5	NM	65.4
Noninterest income as a % of total revenue	28.7	16.1	28.2	NM	28.5

- CFG performance reflects improving Legacy Core, a net income contribution from the Private Bank and continued drag in Non-Core
  - Private Bank contributes $0.01 to 4Q24 EPS; first profitable quarter
  - Non-Core portfolio run off of $0.9 billion in 4Q24; $4.2 billion in 2024

5

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

2024 Underlying financial performance detail[1]

$s in millions	(A) Legacy Core[2]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[3]	(E) = (C) + (D) Total CFG
Net interest income	$5,609	$141.3	$5,750	$(117)	$5,633
Noninterest income	2,136	24.7	2,161	—	2,161
Total revenue	7,745	166.1	7,911	(117)	7,794
Noninterest Expense	4,785	194.8	4,980	98	5,078
Pre-provision profit	2,960	(28.8)	2,931	(215)	2,716
Provision for credit losses	626	—	626	61	687
Income before income tax expense	2,334	(28.8)	2,305	(276)	2,029
Income tax expense	499	(7.4)	492	(70)	422
Net income	1,834	(21.4)	1,813	(206)	1,607
Preferred dividends	137	—	137	—	137
Net income available to common stockholders	$1,697	$(21.4)	$1,676	$(206)	$1,470
Contribution to total CFG Diluted EPS	$3.74	$(0.05)	$3.69	$(0.45)	$3.24
$s in billions					
Interest-earning assets (spot)	$182	$3.1	$185	$6.9	$192
Loans (spot)	129	3.1	132	6.9	139
Deposits (spot)	168	7.0	175	—	175
Risk-weighted assets (spot)	155	3.5	159	7.0	166
Performance metrics:					
Net interest margin, FTE[4]	3.00%	NM	3.05%	(1.31)%	2.85%
Loan-to-deposit ratio (spot)	77.0	44.9	75.7	NM	79.6
CET1 capital ratio[5]	11.5	NM	11.3	NM	10.8
ROTCE	12.1	NM	12.0	NM	10.5
Efficiency ratio	61.8	NM	62.9	NM	65.2
Noninterest income as a % of total revenue	27.6	14.9	27.3	NM	27.7

6

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

4Q24 and FY2024 Overview[1]

4Q24 and FY2024 Underlying results

- 4Q24 Underlying EPS of $0.85; ROTCE of 10.7%
- 4Q24 Underlying PPNR of $684 million, up 4% QoQ
  - NII up 3.1% driven by a 10 bp increase in NIM to 2.87%
  - Fees up 5.6% primarily reflecting higher Capital Markets fees
  - Expenses up 3.5% driven by investments, including Private Bank and Commercial middle market
  - Underlying sequential **positive operating leverage of ~50 bps**

Underlying PPNR drivers

$s in millions

	4Q24	QoQ	FY24	YoY
NII	$1,412	3.1 %	$5,633	(9.7)%
Fees	564	5.6 %	2,161	9.0 %
Expenses	1,292	3.5 %	5,078	1.5 %

- 2024 Underlying net income of $1.6 billion and EPS of $3.24; Delivered FY2024 NIM of 2.85%, the top end of expectations; Fees up 9.0% and expenses up 1.5%, including Private Bank investments. NII down 9.7% given volumes lower than expected, consistent with market opportunities. Credit performed as expected, with net charge-offs of 52 bps

Maintaining strong capital and liquidity position

- **CET1 ratio** of 10.8%[2]; 9.1% adjusted for AOCI opt-out removal
- **Strong liquidity profile; spot LDR of 79.6%;** pro forma LCR of 119% exceeds Category I Bank requirement of 100%
  - Average deposits stable QoQ; **Private Bank spot deposits up $1.4 billion to $7.0 billion**
  - **Increased structural funding;** issued $3.25 billion of senior debt in 2024; reduced FHLB advances to $53 million, down $3.7 billion YoY on a spot basis

Credit and loan trends

- Net charge-offs of 53 bps, stable QoQ; favorable trends in NPAs and criticized assets
- ACL coverage increased 1 bp QoQ to 1.62%; **General Office reserve of 12.4%**
- Period-end loans down 1.7% QoQ, driven by continued Non-Core run off, lower C&I and CRE, partially offset by growth in Private Bank lending, up $1.1 billion to $3.1 billion; Core loans down ~1%

Well positioned for the medium term

- **Strategic initiatives progressing well**: Private Bank, NYC Metro, serving private capital, Balance Sheet Optimization; TOP 9 achieved ~$150 million year-end pre-tax run rate benefit; launching TOP 10 targeting ~$100 million pre-tax run-rate benefit by year-end 2025
- Significant NII tailwind from Non-Core and swaps over the medium term; **target NIM range of 3.25 to 3.50%**

7

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

8 2.77% 0.03% 0.02% (0.17)% 0.22% 2.87% 3Q24 Non-Core impact Fixed-rate asset repricing Asset yields & mix, net of swaps* Funding pricing & mix 4Q24 $203.1B $200.1B $198.5B $197.2B $196.6B $1,488 $1,442 $1,410 $1,369 $1,412 2.91% 2.91% 2.87% 2.77% 2.87% 4Q23 1Q24 2Q24 3Q24 4Q24 ■ NII up 3.1%, reflects a higher NIM and slightly lower interest- earning assets – NIM of 2.87%, up 10 bps QoQ, given the benefit of lower deposit costs and improved mix, fixed-rate asset repricing and Non-Core run off, partially offset by the impact of variable-rate asset repricing, net of receive-fixed swaps ■ Interest-earning assets yield of 4.96%, down 13 bps, reflects variable-rate asset repricing given lower short-term rates, partially offset by the benefit of fixed-rate asset repricing and lower receive-fixed swap expense ■ Interest-bearing deposit costs decreased 31 bps to 2.55%; cumulative interest-bearing deposit down-beta of ~50% ■ Total deposit costs down 24 bps to 2.02%; total cost of funds down 25 bps to 2.23% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 3Q24 to 4Q24 $s in millions, except earning assets *Includes 8 bp benefit related to lower receive-fixed swap expense

Noninterest income[1]

Noninterest Income details

$s in millions	4Q24	3Q24	4Q23	$ Q/Q	$ Y/Y
Service charges and fees	$ 109	$ 109	$ 104	$ —	$ 5
Capital markets fees	121	94	87	27	34
Card fees	86	87	70	(1)	16
Wealth fees[2]	75	76	68	(1)	7
Mortgage banking fees	60	46	57	14	3
FX and derivative products	35	36	43	(1)	(8)
Letter of credit and loan fees	45	45	42	—	3
Securities gains, net	4	9	9	(5)	(5)
Other income[3]	29	32	20	(3)	9
Noninterest income, underlying	$ 564	$ 534	$ 500	$ 30	$ 64
Notable items[4]	10	(2)	—	12	10
Noninterest income, reported	$ 574	$ 532	$ 500	$ 42	$ 74

Noninterest income



$s in millions
$500
$517
$514
$553
$549
$532
$534
$574
$564
4Q23
1Q24
2Q24
3Q24*
4Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest income increased 5.6%, reflecting the following key business drivers:
  - Capital markets fees increased $27 million, largely driven by higher loan syndication and M&A fees, partially offset by lower debt underwriting fees
  - Wealth fees decreased $1 million, reflecting lower transactional sales activity, largely offset by higher asset management fees
  - Mortgage banking fees increased $14 million, primarily driven by higher MSR valuation net of hedge impact
  - Foreign exchange and derivative products revenue decreased $1 million, given lower client hedging activity in commodities and interest rates, partially offset by higher FX revenue

Year-Over-Year

- Underlying noninterest income increased 13%, reflecting the following key business drivers:
  - Capital markets fees increased $34 million, driven by higher loan syndication and M&A fees
  - Card fees increased $16 million, largely due to the impact of favorable vendor contract negotiations
  - Wealth fees increased $7 million, reflecting higher asset management fees, partially offset by lower transactional sales activity
  - Mortgage banking fees increased $3 million, given higher production fees and MSR valuation net of hedges, partially offset by lower servicing revenue
  - FX and derivative products revenue decreased $8 million primarily due to lower client activity in commodities and interest rate hedging

*3Q24 has notable items of ($2MM)

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

9

Noninterest expense[1]

Underlying expense up 3.5% QoQ reflecting investments in Private Bank and Commercial

$s in millions	4Q24	3Q24	4Q23	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 657	$ 643	$ 635	$ 14	$ 22
Equipment & software	190	192	178	(2)	12
Outside services	166	144	161	22	5
Occupancy	107	107	105	—	2
Other operating expense	172	162	188	10	(16)
Noninterest expense, underlying	$ 1,292	$1,248	$1,267	$ 44	$ 25
Notable items [1]	24	11	345	13	(321)
Noninterest expense, reported	$ 1,316	$1,259	$1,612	$ 57	$ (296)
Full-time equivalents (FTEs)	17,287	17,329	17,570	(42)	(283)

Efficiency ratio


81.1%
63.8%
69.3%
65.1%
66.3%
64.6%
66.2%
65.6%
66.3%
65.4%
4Q23
1Q24
2Q24
3Q24
4Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.3 billion, up 3.5%
  - Salaries and benefits increased $14 million, primarily reflecting hiring related to the Private Bank and Private Wealth build-out and Commercial middle market bankers in expansion markets
  - Equipment and software decreased $2 million
  - Outside services increased $22 million largely reflecting elevated vendor-related costs and seasonality
  - Other operating expense increased $10 million, primarily reflecting higher marketing-related costs and travel

Year-Over-Year

- Underlying noninterest expense of $1.3 billion, up 2%
  - Salaries and benefits increased $22 million, reflecting hiring related to the Private Bank and Private Wealth build-out and Commercial middle market bankers in expansion markets, as well as a broader increase in salaries and benefits
  - Equipment and software increased $12 million given technology investments and maintenance
  - Other operating expense decreased $16 million, primarily reflecting lower fraud losses, deposit insurance and travel-related costs

10

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

11 $148.0 $144.8 $143.1 $142.0 $140.9 $11.7 $10.5 $9.4 $8.4 $7.4 $136.3 $134.3 $133.7 $133.6 $133.5 Non-Core Core Loan yield 4Q23 1Q24 2Q24 3Q24 4Q24 ~11% QoQ ■ Period-end loans down 1.7% including Non-Core portfolio run off of $0.9 billion; Core loans down ~1% – Private Bank growth of $1.1 billion – Retail* up $0.3 billion driven by home equity and mortgage – Commercial* down $2.9 billion reflecting market conditions resulting in low client demand and lower line utilization, along with continued BSO actions ■ Average loans down 0.7%; Core loans stable ■ Loan yield of 5.35%, down 15 bps QoQ, including the benefit of lower swap expense Loans and leases $s in billions Period-end Core loans down ~1% QoQ with Private Bank growth largely offsetting Commercial declines Average loans and leases $146.0 $143.2 $141.8 $141.6 $139.2 $11.1 $9.9 $8.9 $7.9 $6.9 $134.9 $133.3 $132.9 $133.7 $132.3 Non-Core Core 4Q23 1Q24 2Q24 3Q24 4Q24 $s in billions Period-end loans and leases 5.71% 5.64% 5.60% 5.50% 5.35% Linked Quarter Year-Over-Year ~12% QoQ ~1% QoQ Stable QoQ *Excludes Non-Core portfolio and Private Bank. See page 54 for details. ■ Period-end loans down $6.8 billion, or 4.6%, reflecting – Non-Core portfolio run off of $4.2 billion – Private Bank growth of $2.9 billion – Retail* up $1.3 billion driven by home equity and mortgage – Commercial* down $6.7 billion reflecting market conditions and continued BSO actions ■ Average loans down $7.0 billion, or 4.7%

Deposit performance and cost of funds

Strong growth in franchise deposits driven by the Private Bank

4Q24 Period-end deposits


$s in billions
$177.3
$176.4
$176.4
$175.2
$174.8
4Q23
1Q24
2Q24
3Q24
4Q24
Consumer
Commercial
Treasury/Other

4Q24 Average deposits


$s in billions
$177.1
$176.1
$173.7
$174.1
$174.3
2.79%
2.85%
2.82%
2.86%
2.55%
2.18%
2.25%
2.24%
2.26%
2.02%
4Q23
1Q24
2Q24
3Q24
4Q24
Consumer
Commercial
Treasury/Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits broadly stable, driven by a reduction in higher-cost Treasury and Commercial deposits, offset by growth in retail and Private Bank deposits
  - Private Bank deposits of $7.0 billion increased $1.4 billion
  - Citizens Access period-end deposits slightly lower at $10.4 billion
- Average deposits broadly stable reflecting growth in retail and $1.7 billion growth in Private Bank, largely offset by a reduction in higher-cost Treasury and Commercial deposits
- Interest-bearing deposit costs down 31 bps
  - Cumulative interest-bearing deposit down-beta of ~50%
- Total deposit costs down 24 bps
- Total cost of funds down 25 bps

Year-Over-Year

- Average deposits down 1.6%; Period-end deposits down $2.6 billion, or 1.4% reflecting a reduction in higher-cost Treasury deposits and lower Commercial balances, largely offset by growth in Private Bank deposits
- Interest-bearing deposit costs down 24 bps
- Total deposit costs down 16 bps
- Total cost of funds down 21 bps

12

13 NIB 21% Money Market 32%Checking With Interest 19% Citizens Access Savings 5% Savings 10% Time 13% Branch Deposits 53% Citizens Access 6% Wealth 1% Business Banking 12% Commercial 25% Treasury/ Other 3% (As of 12/31/24) Highly diversified and retail-oriented deposit base $174.8B Period-end deposits Peer Avg(1) Business mix Product mix See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. Total deposits insured/secured(2) Stable Consumer Banking deposits Peer Avg(1) 42% 41% 42% 21% 21% 21% 21% 20% 21% NIB Low-cost deposits 4Q23 3Q24 4Q24 % NIB and low- cost deposits (3) 55% 70% 71% 3Q24 3Q24 4Q24 63% 68% 67% 3Q24 3Q24 4Q24 Proforma LCR under Category I Bank rules 119% 122% 119% 2Q24 3Q24 4Q24 100%* *Minimum LCR requirement under Category I Bank rules

14 ■ NCOs of $189 million, or 53 bps of average loans, compares with $192 million, or 54 bps, in the prior quarter. A sequential decline in C&I charge-offs was offset by the resolution of several nonperforming credits in CRE, primarily General Office ■ Nonaccrual loans decreased 1% QoQ primarily reflecting a decrease in CRE General Office from paydowns and charge offs as we proceed with workout actions $171 $171 $182 $172 $162$171 $181 $184 $192 $189 0.46% 0.50% 0.52% 0.54% 0.53% Provision for credit losses Net charge-offs Net c/o ratio 4Q23 1Q24 2Q24 3Q24 4Q24 Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs (1) $1,364 $1,469 $1,527 $1,687 $1,664 $774 $891 $939 $1,071 $1,017 $590 $578 $588 $616 $647 170% 157% 151% 136% 136% Commercial Retail ACL to nonaccrual loans and leases 4Q23 1Q24 2Q24 3Q24 4Q24 $s in millions Nonaccrual loans

Allowance for credit losses

Allowance for credit losses

$s in millions



$2,318
$2,308
$2,306
$2,286
$2,259
1.91%
1.96%
1.99%
1.88%
1.86%
1.25%
1.25%
1.25%
1.34%
1.39%
4Q23
1Q24
2Q24
3Q24
4Q24
Retail
Commercial
Retail ACL
Commercial ACL(1)

CRE General Office reserve

	3Q24		4Q24	
Balance ($B)	$ 3.2		$ 2.9	
ACL ($MM; % coverage)	$ 382	12.1 %	$ 364	12.4 %
Cumulative NCOs* ($MM)	$ 364		$ 433	

*Cumulative losses since 3/31/23; loan balance of $4.1B at 3/31/23

Allowance for credit losses detail

$s in millions

	3Q24 ACL	3Q24 % Coverage	4Q24 ACL	4Q24 % Coverage
Retail	$ 935	1.34 %	$ 964	1.39 %
Commercial	1,351	1.88	1,295	1.86
C&I[2]	621	1.42	592	1.39
CRE	730	2.61	703	2.58
Total	$ 2,286	1.61 %	$ 2,259	1.62 %

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~70%
Avg. loss severity (%)	~42%
Default rate (%)	~29%
General Office ACL coverage	12.4%
Allowance for credit losses	$364 million

- CRE General Office portfolio of $2.9 billion, down ~$226 million, or 7%, QoQ driven by paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - ACL coverage for CRE General Office increased to 12.4% from 12.1% in 3Q24, reflecting the lower portfolio balance
  - NCOs of~$433 million since March 31, 2023 plus the current ACL balance of $364 million equates to a potential loss rate of ~20%*

**Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

15

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Strong capital position

$s in billions (period-end)	4Q23	1Q24	2Q24	3Q24	4Q24
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 18.4	$ 18.1	$ 18.1	$ 17.9	$ 17.9
Risk-weighted assets	$172.6	$170.1	$168.4	$168.6	$165.7
Common equity tier 1 ratio	**10.6 %**	**10.6 %**	**10.7 %**	**10.6 %**	**10.8 %**
Tier 1 capital ratio	**11.8 %**	**11.8 %**	**12.0 %**	**11.9 %**	**12.1 %**
Total capital ratio	**13.7 %**	**13.8 %**	**14.0 %**	**13.9 %**	**14.0 %**
Tangible common equity ratio	6.7 %	6.5 %	6.5 %	7.0 %	6.8 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
3Q24	**10.6%**	**$33.54**	
Net Income	0.24	0.91	2.7%
Common and preferred dividends	(0.13)	(0.50)	(1.5)
RWA decrease	0.18		
Treasury stock	(0.13)	(0.13)	(0.4)
Goodwill and intangibles	(0.01)	(0.01)	—
AOCI	—	(1.52)	(4.5)
Other	0.01	0.05	0.1
Total change	0.16	(1.20)	(3.6)%
4Q24	**10.8%**	**$32.34**	

Highlights

- 4Q24 CET1 ratio of 10.8%[(1)] compares with 10.6% in 3Q24
  - 9.1% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $32.34, down 3.6% QoQ, reflects the AOCI impact from unrealized losses associated with higher term rates
  - Tangible common equity ratio of 6.8%, down 25 bps QoQ
- Total capital returned to shareholders was $413 million in 4Q24
  - Paid $188 million in common dividends to shareholders in 4Q24
  - Repurchased $225 million of common stock at a weighted-average price of $44.06 in 4Q24
- For FY2024, repurchased $1.05 billion of common stock, representing 28.1 million shares, or 6% of outstanding shares at the beginning of the year at a weighted-average price of $37.35

16

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

17 ■ Strong deposit franchise grounded in primary relationships and high-quality customer growth ■ Differentiated lending platform with focus on building relationships ■ Significant potential to scale NY Metro and capture more affluent households Consumer Commercial Private Bank ■ Building premier Private Bank with exceptional service model ■ High-quality growth in deposits, lending and wealth management ■ Geographically-aligned teams to leverage and deepen relationships ■ Full suite of Capital Markets & Advisory capabilities and Treasury Solutions ■ Integrated coverage model with focus on attractive high-growth markets, private capital and industry verticals ■ Digitization and operational transformation Well-positioned businesses Transformed Best-positioned Premier Grow high-quality deposits and deepen customer relationships Drive scale in growth markets, key industries, high-opportunity businesses Deliver high- quality solutions and advice Continue to optimize balance sheet and business mix Invest in our people and communities Strategic objectives Next Gen Tech Mobile/Digital Talent Risk Management Brand/Marketing Enablers

Transformed Consumer Bank

Significant investments over the years have resulted in a higher-quality retail deposit franchise

Scaled customer base

~2.5MM
Households* at Dec'24; up ~15% since Dec '19

~56%
Of households* are **mass affluent and above**[1]
(Dec '24)

+

Greater engagement

~17%
Primary household* growth
(Dec '19-Dec '24)

~21%
Multi-product household* growth
(Dec '20-Dec '24)

~20%
Growth in **average low-cost deposit balances** per household*
(Dec '19-Dec '24)

+

Improved capabilities

New channel in 2018 — Access

#2 mobile app
Among Regionals
JD Power 2024 Customer Satisfaction Ranking

New features:
Virtual chat assistant
Citizens Savings Tracker
Guided digital onboarding

Better targeting with analytics:

Retail-oriented and highly insured/secured CFG deposit base

4Q24



Consumer Deposits as % of Total Deposits(2)
71%
55%
Insured/Secured as % of Total Deposits(3)
67%
63%
CFG
Peer Average

Helped drive company-wide beta better than peer average this past cycle[4]

Cumulative IBD beta (4Q21 to 3Q24)



Peer 1 44%
Peer 2 52%
Peer 3 52%
CFG 53%
Peer Avg. 54%
Peer 4 55%
Peer 5 55%
Peer 6 56%
Peer 7 56%
Peer 8 58%
Peer 9 63%

*Household defined as retail branch checking households; excludes Citizens Access, Business Banking and Private Bank

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

18

19 Accelerate Treasury Solutions, Payments and digital capabilities Building momentum for 2025 Best-positioned Commercial Bank Delivering results Strong league table results Middle market bookrunner by deal count 12 months ended December 31, 2024(1) Sponsor #2 Overall #7 Capital Markets Fees Treasury Solutions Revenue CAGR 2015 to 2024 +10%+18% ■ Grow relationships in middle market, mid-corporate, subscription finance and asset-backed finance ■ Allocating capital to higher returning C&I relationships; managing down CRE exposure ■ Strong national coverage; building high-performing middle market teams in Florida and California and leveraging expanded NYC Metro presence ■ Focused on high-potential sectors, e.g., healthcare, with centralized banker coverage model to support mid-corp and middle market clients Expand geographies, segments and industry verticals ■ Expand partnerships and explore platform acquisitions to drive a leading solutions business ■ Building vertical solutions and embedded banking capabilities to increase payments fees Invest in talent with a focus on Private Capital Remix the balance sheet ■ Deepen the industry expertise we bring to financial sponsors and corporate clients ■ Leverage strong collaboration across Commercial, Private Bank and Private Wealth to serve Private Capital Leverage investments in capabilities ■ JMP well positioned for a rebound in IPO activity ■ DH Capital continuing to benefit from increased activity including M&A in digital infrastructure Improving Corporate Banking Net Promoter Score 9 points since 2016 CFG 2024 NPS is 34 points above industry norm(2) See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

Building a premier Private Bank

Citizens PRIVATE BANK™

As of 12/31/24

Momentum with high-quality growth

$s in billions

Deposits



$0.2
$1.2
$2.4
$4.0
$5.6
$7.0
$11.0
$12.0
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
2025 Target

Total deposit cost of ~2.5%

- Generating $1B+ deposits quarterly in 2024 YTD
- ~35% Noninterest-bearing

$s in billions

Loans



$–
$0.3
$1.1
$1.4
$2.0
$3.1
$9.0
$7.0
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
2025 Target

Avg. yield of ~7%

- 71% commercial; 29% retail
- Launched Partner Loan Program in 3Q

$s in billions

AUM



$0.2
$0.4
$0.5
$3.6
$4.1
$4.7
$10.0
$11.0
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
2025 Target

Three advisor teams added in 2024

- Hired wealth teams in San Francisco, Boston, and South Florida
- Robust pipeline of advisors interested in our platform

Original Revised

Positioning to win

- Deliver a world-class client experience
- Build a distinctive HNW/UHNW brand
- Investing in both bank and wealth product capabilities
- Selectively add talent and expand geographically

Expanding our PBO footprint

Boston, MA	*New York, NY (1H25)*
Palm Beach, FL	*Newport Beach, CA (2H25)*
San Francisco, CA	*Menlo Park, CA (2H25)*
Mill Valley, CA	*San Diego, CA (2H25)*

Financial profitability

- Business delivered first quarter of profitability in 4Q24
- Expect 5%+ earnings contribution to total CFG in 2025
- Confident the business will deliver a ~20 to 24% return on equity in the medium term

20

Building a leading NYC Metro/NJ franchise

Early momentum taking retail deposit share

- Generating awareness of **strong brand**
- Taking a **local/neighborhood-based** approach
- Emphasis on attracting **affluent+** households
- Prioritizing **relationships** with **broad product suite**
- Upgrading and **Investing in talent**

Retail HH growth[1]

+7% YoY



FY23 | FY24

Retail deposit growth
($ billions)

+8% YoY



$10.0
$10.8

Dec-23 | Dec-24

NYC Metro NPS
+37 pts since mid-2022

Significant Commercial opportunity

- ~4K middle market companies with full relationship potential
- Aligned coverage model to emphasize greater local market knowledge and accountability
- Delivering sector-focused M&A advisory and capital markets solutions in partnership with the Investment Bank and Sponsor Coverage
- Utilizing "One Citizens" approach with emerging middle-market companies
- Adding talent from large in-market competitors to help grow market share

Corporate Banking relationships in NYC Metro



~160
~300
~10% p.a.

4Q21 | 4Q24 | Target growth

Driving brand awareness





Citizens

Building a strong brand in the highly competitive NY/NJ market



GIANTS
HUDDLE
Citizens



Citizens

Citizens | 21

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

FY2025 Outlook vs. 2024

	2024 Underlying[1]	2025 Underlying outlook
Net interest income	$5,633MM	Up 3-5%
NIM	2.85%	FY2025 NIM of ~3.00%
Loans	$139.2B spot	Spot loans up low single digits driven by Private Bank and 2H25 Commercial activity; up mid single digits excluding Non-Core
	$142.7B average	Average loans down ~2-3% reflecting 2H24 drop and continuing Non-Core run off
Interest-earning assets	$198.1B average	Down ~1%
Noninterest income	$2,161MM	Up ~8-10% driven primarily by Capital Markets and Wealth
Noninterest expense	$5,078MM	Up ~4%*; up ~2.6% ex Private Bank & Private Wealth
Net charge-off ratio	$746MM; 52 bps	~$650MM-$700MM; high-40s bps; ACL likely to see releases over the course of the year
CET1 ratio[2]	10.8%	10.5-10.75%; share repurchases dependent on market conditions and loan growth
Tax rate	20.8%	~21%

**Underlying noninterest expense outlook includes TOP-related costs*

Full-year 2025 outlook commentary

- Expect positive operating leverage in FY2025 of ~1.5%
- Cumulative IBD down-beta to approach low/mid 50s by YE2025
- Expect Private Bank to contribute 5%+ to FY2025 earnings
- Progressing towards medium-term financial targets

Key 2025 economic and rate assumptions

- FY2025 average real GDP growth of ~2%, CPI of ~2.5% and unemployment rate of ~4%
- Fed funds of 4% by YE2025 with 25 bps rate cuts in Q2 and Q4
- 10-year Treasury rate of ~4.50-4.75% by YE2025

22

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

FY2025 Underlying expense outlook(1)

Underlying expenses in $s in millions

CFG ex Private Bank & Private Wealth



Up ~2.6%
$4,883
~$(170)
~$115
~$180
~$5.0B
CFG ex Private Bank FY24
TOP/ Other efficiencies
Strategic investments
Compensation/ Other
CFG ex Private Bank FY25

Private Bank & Private Wealth



Incremental expense growth impact of ~1.4% to total CFG
$195
~$60
~$35
~$0.3 B
Private Bank FY24
Full-year impact of '24 investments
Strategic investments/ Other
Private Bank FY25

Total CFG



Up ~4%
$5,078
~$5.3 B
Total CFG FY24
Total CFG FY25

*Adjustment to reflect annualized impact of 2024 investments

23

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

24 Revenue Efficiencies and tax 2014 TOP 1 2015 TOP 2 2016 TOP 3 2017 TOP 4 2018 TOP 5 '19-21 TOP 6 2022 TOP 7 2023 TOP 8 2024 TOP 9 2025 TOP 10 ~$200 TOP programs key to driving positive operating leverage Transforming how we operate and deliver for customers and colleagues TOP program revenue and efficiency benefits$s in millions ~$140 ~$115 ~$115 ~$105 ~$425 ~$115 ~$115 TOP 9 achieved pre-tax run-rate benefit of ~$150 million as of YE2024 TOP 10 targeting ~$100 million pre-tax run-rate benefit by YE2025 ~$150 Commentary ■ Maintain discipline on discretionary expense categories ■ TOP 10 areas of focus – Optimize procurement/vendor costs – Transform operations with process reengineering, automation and AI – Simplify organization structure – Further optimize branch network – Further invest in data analytics to enhance customer experience – Invest in Card analytics, products and digital experience ~$100* *Target.

25 1Q25 outlook vs. 4Q24 See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. 4Q24 Underlying(1) 1Q25 Underlying outlook Net interest income $1,412MM Down 1.5 to 2.5%, reflects day count impact of ~$25MM Noninterest income $564MM Down ~2% given seasonality Noninterest expense $1,292MM Up 1.5-2% given seasonality Net charge-offs $189MM; 53 bps Down moderately; continued reserve release expected CET1 ratio(2) 10.8% 10.50-10.75%; expect share repurchases Tax rate 21.2% 20-21%

26 Medium-term financial targets(1) Medium-term financial targets ROTCE(1) CET1 Dividend Payout Ratio Efficiency Ratio(1) ~16-18% ~10.00-10.50% ~35-40% Mid-50's % Key economic assumptions ■ Real GDP growth averaging ~2-2.5% annually over the medium term ■ Unemployment rate centered around ~4% over the medium term ■ Fed funds reaching terminal rate of ~3.50% by YE2027 ■ NII tailwind, [including Non-Core run off] ■ [NIM range of 3.25-3.40%] ■ Positive operating leverage ■ Significant share repurchases ■ Credit normalization [35-40 bps] See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. ■ Business matures ■ Consistent meaningful revenue growth ■ Positive operating leverage ■ Attractive credit profile ■ [Accretive ROTCE, in excess of 20%]

27 4Q24 2025 2026 2027 Meaningful NIM improvement over the medium term Medium-term NIM target 3.25 to 3.50% 2.87% 3.25% • Terminated swaps +25 bps • Non-Core run off +13 bps ■ Expect progression toward 3.25 to 3.40% NIM range over the next 3 years consistent with a Fed funds range of 3.00 to 3.75% 1. Majority of NIM improvement from 3Q24 to 4Q27 is time based and not rate dependent 2. The run off of legacy active swaps in a negative carry position will also benefit medium-term NIM 3. Additional positive impact will result from active balance sheet management and fixed-asset repricing 4. These benefits will be partly offset by the asset sensitive balance sheet as rates are forecast to decline over the period Rates at or above 4% favor top end of range or above3.50% +38 bps time-based NIM benefit 4Q24 to 4Q27 4Q25 4Q26 4Q27 Terminated swaps +7 bps +21 bps +25 bps Non-Core +10 bps +12 bps +13 bps Cumulative time-based NIM benefit +17 bps +32 bps +38 bps Maturing of legacy active swaps +15 to 20 bps Fixed-rate asset repricing benefit +15 to 20 bps Asset sensitivity/ other impacts -15 to -30 bps Projected NIM range in 2027 ~3.25 - 3.50% Factors supporting 3.25 - 3.50% NIM • Swaps and Non-Core run off • Steadily improving balance sheet mix • Fed funds terminal range of 3.0 - 4.0% • Cumulative IBD beta of low/mid 50's % Rates at or below 3% favor bottom of range or below Net benefit 0 to +25 bps

Medium-term ROTCE outlook[1]


ROTCE ~16-18%
NIM expands to ~3.25-3.50%
10.7%
~3-4%
~1%
~15-16%
~2-3%
~1%
~(2)%
~16-18%
Time-based benefit
4Q24 ROTCE
Terminated swaps & Non-Core
+ Active swaps
+ Fixed-rate repricing/BSO
- Underlying asset sensitivity
Consumer Commercial Private Bank performance
Credit improvement
AOCI & other capital impacts
MTO

- Significant ROTCE improvement over the medium term is driven by non rate-dependent terminated swaps amortization and Non-Core run off with capital and liquidity redeployed
- Generating annual positive operating leverage, with portfolio of strategic initiatives including Private Bank contributing meaningful revenue growth
- Expect loan growth inline with nominal GDP with growth from strategic initiatives offsetting Non-Core run-off and balance sheet optimization
- Credit improvement to low-to-mid 30s bps NCOs given current elevated CRE costs
- AOCI impacts reduce with time, partially offset by significant share repurchases

28

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

29 Citizens is an attractive investment opportunity Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance – Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC Metro to gain market share; performance tracking well – Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy – Building premier Wealth/Private Bank franchise - made strong progress in 2024, reaching profitability in 4Q24 and will continue progress to ~5%+ earnings accretion in 2025; added leading wealth teams in San Francisco, Boston and South Florida, accelerating AUM growth Citizens has robust capital, liquidity and funding position Citizens has performed well since the IPO given its sound strategy, capable and experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline; TOP 9 completed, launching TOP 10 with a target pre-tax run rate benefit of ~$100 million by YE2025 – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium term given strategic initiatives and 2025 to 2027 NII tailwinds – Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization, including Non-Core strategy – Focused on deploying capital to best relationship/highest risk-adjusted return areas – Flexibility to support customers and invest while continuing to return capital to shareholders; repurchased $1.05 billion of common stock in 2024 at a weighted-average price of $37.35, including $225 million in 4Q24 – Significant NII tailwind from Non-Core and swaps over the medium term; target NIM range ~3.25 to 3.50% – Private Bank results go from start-up to delivering a ~20 to 24% return on equity in the medium term – Current significant drag from Non-Core dissipates with time

Appendix ■ Financial Performance ■ Balance Sheet Optimization ■ Interest Rate Risk Management ■ Credit

31 Net income available to common shareholders and EPS $s in millions, except per share data é4% $655 $684 3Q24 4Q24 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê1% $3.5 2 $3.5 6 é8% $142.0 $140.9 3Q24 4Q24 $174.1 $174.3 3Q24 4Q24 0.88% 0.90% 0.74% 0.78% 3Q24 4Q24 11.1% 11.8% 9.7% 10.7% 3Q24 4Q24 $354 $378 $0.79 $0.85 3Q24 4Q24 é7% Pre-provision profit $s in millions See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. é95 bps é4 bpsstable

32 $721 $684 4Q23 4Q24 Year-over-year Underlying results(1) Return on average total tangible assets ê5% Average loans $s in billions ê5% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 stable $3.5 6 $148.0 $140.9 4Q23 4Q24 $177.1 $174.3 4Q23 4Q24 1.02% 0.90% 0.78% 0.78% 4Q23 4Q24 14.8% 11.8% 11.8% 10.7% 4Q23 4Q24 ê2% Pre-provision profit $s in millions ê118 bps$396 $378 $0.85 $0.85 4Q23 4Q24 See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. stable ê5%

33 $3,223 $2,716 FY2023 FY2024 Full year Underlying results(1) Return on average total tangible assets ê16% Average loans $s in billions Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê16 bps $3.5 6 $152.2 $142.7 FY2023 FY2024 $175.3 $174.5 FY2023 FY2024 1.13% 0.91% 0.92% 0.76% FY2023 FY2024 stable Pre-provision profit $s in millions ê302 bps$1,848 $1,470 $3.88 $3.24 FY2023 FY2024 ê20% ê16% 15.7% 12.1% 13.5% 10.5% FY2023 FY2024 ê6% FY2023 FY2024(fcst) % change Real Link to be pasted again after books close Average loans $ 152.2 $ 142.7 (6) % (6) % Average deposits $ 175.3 $ 174.5 — % — % EPS $ 3.9 $ 3.2 (18) % (16) % See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

34 FY2024 Scorecard(1) FY24 Underlying outlook(1) FY24 Underlying results Net interest income Down 6-9% Noninterest income Up 6-9%, market dependent Noninterest expense Up ~1-1.5% Net charge-offs [$750MM]; 50 bps $748MM; 52 bps CET1 ratio(2) ~10.5% Tax rate ~21-22% ~ 2024 Underlying outlook 2024 Underlying results Net interest income Down 6-9%; net swaps impact of ~4-5% Down 9.7%; net swaps impact of ~5% NIM FY2024 average 2.80-2.85%; 4Q24 exit NIM ~2.85% FY2024 average 2.85%; 4Q24 2.87% Loans Average loans down 2-3% reflecting Non-Core run off and the 2023 decline Spot loans up 3-5% driven by Private Bank and 2H24 Commercial activity Average loans down 6.2% Spot loans down 4.6% Earning assets Average earning assets up slightly reflecting 2023 liquidity build Average earning assets down 1.8% Noninterest income Up 6-9%, market dependent Up 9.0% Noninterest expense Up ~1-1.5% Up 1.5% Net charge-off ratio ~$745MM; ~50 bps; ACL likely to see releases over course of year $746MM; 52 bps CET1 ratio(2) ~10.5%; share repurchases dependent on market conditions and loan growth 10.8%; repurchased $1.05 billion of common stock Tax rate ~21-22% 21% See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

Strong liquidity and improving funding profile

Maintaining a high level of liquidity

$s in billions; period-end



$50.2
$52.0
$52.8
$53.0
$52.0
$40.0
$41.1
$41.7
$42.4
$42.2
26%
27%
27%
27%
27%
$10.2
$10.9
$11.1
$10.6
$9.8
4Q23
1Q24
2Q24
3Q24
4Q24
Interest-bearing deposits in banks
Investments
As % of interest-earning assets

Increasing structural long-term debt while reducing shorter-term borrowings

$s in billions



$10.2
$11.9
$12.5
$13.4
$12.3
$5.2
$3.8
$6.4
$2.0
$6.5
$0.6
$7.8
$0.6
$7.2
$0.1
4Q23
1Q24
2Q24
3Q24
4Q24
Senior debt
Auto Collateralized borrowings
FHLB
Subordinated debt
Other

Liquidity Coverage Ratios - CFG vs GSIBs[1]



133%
127%
122%
119%
117%
116%
115%
114%
107%
100%*
GSIB #1
GSIB #2
CFG (3Q24)
CFG (4Q24)
GSIB #3
GSIB #4
GSIB #5
GSIB #6
GSIB #7

*Minimum LCR requirement under Category I Bank rules

Low reliance on shorter-term market-based funding relative to peers[2]

As % of tangible assets



6.5%
6.1%
5.8%
5.1%
4.3%
3.5%
3.5%
3.1%
2.5%
2.4%
0.7%
0.7%
Peer 1
Peer 2
Peer 3
Peer 4
Peer Avg
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
CFG (3Q24)
CFG (4Q24)
FHLB advances(3)
Fed funds purchased
Commercial paper
Repurchase agreements sold
Trading liabilities

35

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

36 $6.9 $6.2 $5.5 $5.0 $4.5 $2.9 $1.8 $3.4 $2.9 $2.4 $1.9 $1.5 $0.3 $— $4.7 $4.1 $3.5 $3.1 $2.7 $1.4 0.6 $2.2 $2.1 $2.0 $1.9 $1.8 $1.5 1.2 4Q24 1Q25 2Q25 3Q25 4Q25 4Q26 4Q27 ■ Non-Core retail loan portfolio of $6.9 billion at 12/31/24 – $0.9 billion QoQ decline in 4Q24 – ~4.4% WA loan yield (~98% fixed rate); ~5.5% WA funding cost ■ Retail products targeted for growth include areas with greatest relationship potential – Home equity, card, mortgage Education and other retail (purchased) $7.9 $6.9 $4.7 $5.5 $4.7 $2.9 $2.4 $2.2 $1.8 3Q24 4Q24 4Q25 BSO actions to further strengthen capital & liquidity, improve returns Non-Core portfolio Dedicated structural funding Non-Core portfolio Indirect auto Auto collateralized borrowings $s in billions Commercial BSO ■ Originations are highly selective, with a focus on multi-product relationships that deliver a higher risk-adjusted return profile ■ Continue to exit low-returning commercial credit-only client relationships ■ Will strategically reduce the commercial real estate portfolio over the next 3 to 5 years $3.8 $3.4 $1.5 Education and Other Retail (purchased) Quarterly 2025 TBU

37 Protecting NII and reducing earnings volatility through economic cycles 28.6 22.4 8.6 8.6 2025 2026 2027 2028 W.A. receive-fixed rate 3.1% 3.1% 3.1% 3.2% 3.3% 3.4% 3.5% 3.5% 3.6% 3.2% 3.2% 3.5% 3.6% 3.6% 3.6% Executed post 6/30/23 - - - 4.0% 4.0% 3.9% 3.8% 3.8% 3.7% - 4.0% 3.8% 3.7% 3.6% 3.6% Executed pre 6/30/23 3.1% 3.1% 3.1% 3.1% 3.1% 3.2% 3.2% 3.2% 3.3% 3.2% 3.1% 3.2% 3.4% - - NII impact from terminated swaps ($MM) $(136) $(127) $(119) $(108) $(103) $(88) $(62) $(52) $(28) $(493) $(457) $(230) $(40) $(3) $0 Receive-fixed cash flow swaps (average notional in $ billions) ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – During 4Q24, executed ~$11.5 billion in forward starting swaps with start dates ranging from 1Q26 to 3Q27 and a W.A. receive rate of ~3.5% – Will opportunistically add swaps to further increase protection to lower rate scenarios in 2027 and beyond ■ Slightly asset sensitive to a gradual change in rates at 4Q24 – Approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve ■ Given the Fed pivot to stop raising rates in 3Q23, we have bifurcated the active swap book into pre 6/30/2023 (legacy) and post 6/30/2023 (current). Substantially all of the terminated swaps were pre 6/30/2023 Receive-fixed swaps executed post 06/30/23 Receive-fixed swaps executed pre 6/30/23 (legacy) $26.2 $26.3 $26.3 $29.8 $31.8 $29.8 $26.0 $25.0 $26.6 $3.7 $7.3 $8.3 $11.0 $12.8 $17.6 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 $24.2 $28.6 $26.8 $19.3 $10.8 $2.7 $2.8 $12.4 $16.5 $10.6 2024 2025 2026 2027 2028 2029

38 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(2.4) $(2.0) $(1.7) $(0.3) $(0.3) $(0.3) $(0.9) $(0.4) $(0.1) Swaps Pension Securities 12/31/2024 12/31/2025 12/31/2026 $(3.6) $(2.7) $(2.1) ~42% TCE CET1(2) $(2.7) $(2.3) $(2.0) Commentary ■ Expect benefit to capital via accretion to AOCI as unrealized losses "burn off" – ~$0.7 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~40 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bp parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~21 bps; a 50 bp parallel decrease would positively impact by ~20 bps Burn-off by YE2026~26% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with Fed funds reaching a terminal rate of 3.50% (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 12/31/24 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3) $s in billions

$69.8B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)		Balances	% of total CFG
C&I			
Finance and Insurance			
Capital call facilities	$	6.1	4 %
Other Finance and Insurance		6.4	5
Other Manufacturing		3.5	3
Technology		2.8	2
Accommodation and Food Services		2.6	2
Health, Pharma, Social Assistance		2.3	2
Professional, Scientific, and Technical Services		2.3	2
Wholesale Trade		2.0	1
Retail Trade		2.0	1
Other Services		2.1	1
Energy & Related		2.1	1
Rental and Leasing		0.9	1
Consumer Products Manufacturing		0.7	1
Administrative and Waste Management Services		1.4	1
Arts, Entertainment, and Recreation		1.5	1
Automotive		1.0	1
Other [1]		2.9	2
Total C&I[2]	$	42.6	31 %
CRE			
Multi-family	$	9.8	7 %
Office		5.1	4
Credit tenant lease and life sciences[3]		2.1	2
Other general office		2.9	2
Industrial		3.6	3
Retail		2.9	2
Co-op		1.8	1
Data Center		1.0	1
Hospitality		0.4	—
Other [1]		2.6	2
Total CRE	$	27.2	20 %
Total Commercial loans & leases	$	69.8	50 %
Total CFG	$	139.2	

Commercial portfolio risk ratings[4]



$s in billions
$74.4
$71.8
$69.8
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
7%
19%
17%
57%
8%
18%
16%
58%
7%
18%
16%
59%
4Q23
3Q24
4Q24

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$12 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

39

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

40 Suburban Class C 3% CBD Class C 5% Suburban Class A 39% CBD Class A 15% Suburban Class B 27% CBD Class B 11% 50% 100% 100% 83% 45% 71% 41% 78% 100% 50% 17% 55% 29% 59% 100% 22% New York, NY Washington, DC Los Angeles, CA Dallas, TX Atlanta, GA Philadelphia, PA Boston, MA Chicago, IL Baltimore, MD Phoenix, AZ Suburban CBD NY 16.9% NJ 12.0% VA 8.5% CA 8.2% TX 7.4%MD 6.7% PA 5.1% MA 4.3% GA 4.2% OH 4.0% IL 3.7% AZ 3.0% MN 2.6% CO 2.5% WA 2.2% Other 8.7% Commercial Real Estate - $5.1B Office portfolio: well diversified(1) $2.9B General Office by state Other NC CT VT MO FL DC MI UT SC RI NH DE 22% 20% 58% General Office $2.9B Credit Tenant $1.1B Life Sciences $1.0B Property type $2.9B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$159 million $ 805 322 193 137 123 122 120 109 97 89 $ in millions (As of 12/31/24) See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

41 43% 45% 46% 32% 31% 31% 16% 15% 14% 4% 4% 4% 5% 5% 5% 4Q23 3Q24 4Q24 47% 23% 7% 5% 11% 7% $69.4B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $69.4 $s in billions $69.8 Home equity Retail loans(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~95% of retail portfolio > 680 Super-prime/prime* ~77% of retail portfolio Secured ■ Mortgage – FICO ~790 – Weighted-average LTV of ~51% ■ Home equity – FICO ~760 – ~32% secured by 1st lien – ~99% CLTV less than 80% – ~87% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~790 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~730 High quality, diverse portfolio *Super-prime/prime defined as FICO of 680 or above at origination See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. Retail portfolio FICOs(2) $71.5

42 Allocation of allowance for credit losses by product type December 31, 2024 September 30, 2024 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1)(2) $ 42,551 $592 1.39% $ 43,825 $621 1.42 % Commercial real estate 27,225 703 2.58 27,983 730 2.61 Total commercial 69,776 1,295 1.86 71,808 1,351 1.88 Residential mortgages 32,726 194 0.59 32,379 164 0.51 Home equity 16,495 149 0.90 15,992 138 0.86 Automobile 4,744 24 0.51 5,540 29 0.52 Education 10,812 298 2.75 11,118 295 2.66 Other retail 4,650 299 6.44 4,795 309 6.44 Total retail loans 69,427 964 1.39 69,824 935 1.34 Allowance for credit losses(3) $139,203 $2,259 1.62% $141,632 $2,286 1.61 % See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

43 Delinquency by product type See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. December 31, 2024 (%) September 30, 2024 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial(1) 99.28% 0.08% 0.05% 0.02% 0.57% 99.36% 0.12% 0.01% 0.01% 0.50 % Commercial real estate 96.28 0.75 0.10 0.02 2.85 96.35 0.26 0.30 0.05 3.04 Total commercial 98.11 0.34 0.07 0.02 1.46 98.18 0.18 0.12 0.03 1.49 Residential mortgages(2) 97.81 0.77 0.28 0.55 0.59 98.59 0.29 0.15 0.45 0.52 Home equity 97.59 0.53 0.16 — 1.72 97.49 0.58 0.17 — 1.76 Automobile 96.18 2.11 0.70 — 1.01 96.51 1.97 0.69 — 0.83 Education 98.83 0.42 0.21 0.02 0.52 98.84 0.39 0.22 0.02 0.53 Other retail 96.86 0.99 0.67 0.02 1.46 97.14 0.92 0.65 0.02 1.27 Total retail 97.75 0.76 0.30 0.26 0.93 98.12 0.55 0.24 0.21 0.88 Total 97.93% 0.55% 0.18% 0.14% 1.20% 98.15% 0.36% 0.18% 0.12% 1.19%

44 Notable items(1) Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other items. In addition, fourth quarter 2024 and fourth quarter 2023 include a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results. See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - Integration-related 4Q24 3Q24 4Q23 FY 2024 FY 2023 $s in millions, except per share data Pre-tax After- tax Pre-tax After- tax Pre-tax After- tax Pre-tax After- tax Pre-tax After- tax Salaries & benefits $ (2) $ (1) $ (2) $ (2) $ (2) $ (1) $ (9) $ (6) $ (15) $ (11) Equipment and software — — — — — — — — (4) (3) Outside services — — — — (3) (2) (1) (1) (43) (31) Occupancy — — — — — — — — (41) (30) Other expense — — — — — — — — (1) (1) Noninterest expense $ (2) $ (1) $ (2) $ (2) $ (5) $ (3) $ (10) $ (7) $ (104) $ (76) EPS Impact - Noninterest expense $ — $ — $ (0.01) $ (0.02) $ (0.16) Total Integration Costs $ (2) $ (1) $ (2) $ (2) $ (5) $ (3) $ (10) $ (7) $ (104) $ (76) EPS Impact - Total Integration-related $ — $ — $ (0.01) $ (0.02) $ (0.16) Other notable items - TOP & Other 4Q24 3Q24 4Q23 FY 2024 FY 2023 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Tax notable items $ — $ — $ — $ — $ — $ 17 $ — $ 7 $ — $ 17 Noninterest income $ 10 $ 8 $ (2) $ (1) $ — $ — $ 15 $ 11 $ — $ — Salaries & benefits $ (15) $ (12) $ (2) $ (2) $ (30) $ (22) $ (37) $ (27) $ (52) $ (38) Equipment and software (3) (2) (2) (2) (37) (27) (17) (13) (47) (35) Outside services (4) (3) (2) (2) (10) (7) (27) (21) (25) (19) Occupancy (5) (4) (1) — (20) (15) (19) (14) (29) (22) FDIC Assessment(1) 9 6 — — (225) (167) (31) (24) (225) (167) Other expense (4) (3) (2) (1) (18) (13) (15) (10) (24) (17) Noninterest expense $ (22) $ (18) $ (9) $ (7) $ (340) $ (251) $ (146) $ (109) $ (402) $ (298) Total Other Notable Items $ (12) $ (10) $ (11) $ (8) $ (340) $ (234) $ (131) $ (91) $ (402) $ (281) EPS Impact - Other Notable Items $ (0.02) $ (0.02) $ (0.50) $ (0.19) $ (0.59) Total Notable Items $ (14) $ (11) $ (13) $ (10) $ (345) $ (237) $ (141) $ (98) $ (506) $ (357) Total EPS Impact $ (0.02) $ (0.02) $ (0.51) $ (0.21) $ (0.75) (1) The FDIC special assessment earnings per share impact is $0.01, $(0.35), $(0.05), and $(0.35) for fourth quarter 2024, fourth quarter 2023, full year 2024, and full year 2023 respectively.

45 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 4Q24 GAAP Summary 1) See general note a). Notes on slide 4 - 4Q24 and FY24 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 4Q24 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 6 - 2024 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 7 - 4Q24 Overview and FY2024 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 9 - Noninterest income 1) See note on non-GAAP financial measures. 2) Effective for 2Q24, Trust and investment services fees was renamed to Wealth fees to better reflect the broad range of wealth-related management fees and services provided to our customers. 3) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 4) See above note on non-GAAP financial measures. See Notable Items slide 44 for more detail. Notes on slide 10 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 44 for more detail. Notes on slide 13 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 15 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. Notes on slide 16 - Strong capital position 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c).

46 Notes continued Notes on slide 18 - Transformed Consumer Bank 1) Mass affluent and above are retail households with the higher value of IXI or current month deposit/investment balances greater than or equal to $100K. 2) Estimated based on available company disclosures. 3) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 4) Peer data as of September 30, 2024. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. Notes on slide 19 - Best-positioned Commercial Bank 1) Includes syndicated loans; source: Pitchbook. 2) Normative data: Barlow Research’s Middle Market National Business Banking Study rolling 4-quarter data (3Q2023-2Q2024) Large bank lead clients (assets >$50B) with $25MM-<$500MM in annual sales revenue. Notes on slide 21 - Building a leading NYC Metro/NJ franchise 1) Full year retail household growth is calculated on an average basis. Notes on slide 22 - FY2025 Outlook vs. 2024 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 23 - FY2025 Underlying expense outlook 1) See note on non-GAAP financial measures. Notes on slide 25 - 1Q25 outlook vs. 4Q24 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 26 - Medium-term financial targets 1) See note on non-GAAP financial measures. Notes on slide 28 - Medium-term ROTCE outlook 1) See note on non-GAAP financial measures. Notes on slide 31 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 32 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 33 - Full year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 34 - FY2024 Scorecard 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 35 - Strong liquidity and improving funding profile 1) GSIB data as of September 30, 2024. GSIBs include GS, WFC, C, BK, BAC, JPM, and STT. 2) Peer data as of September 30, 2024. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. 3) Includes all FHLB advances. Notes on slide 39 - $69.8B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. Notes on slide 40 - Commercial Real Estate - $5.1B Office portfolio: well diversified 1) See general note c).

47 Notes continued Notes on slide 41 - $69.4B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. Notes on slide 42 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 43 - Delinquency by product type 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 2) 90+ days past due and accruing includes $172 million,$145 million, and $243 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2024, June 30, 2024, and December 30, 2023, respectively. Notes on slide 44 - Notable items 1) See note on non-GAAP financial measures. Notes on slide 57 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 58 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d).

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q24 Change						2024 Change	
		4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023	
					$	%	$	%			$	%
Noninterest income, Underlying:												
Noninterest income (GAAP)	A	$574	$532	$500	$42	8%	$74	15%	$2,176	$1,983	$193	10%
Less: Notable items		10	(2)	—	12	NM	10	100	15	—	15	100
Noninterest income, Underlying (non-GAAP)	B	$564	$534	$500	$30	6%	$64	13%	$2,161	$1,983	$178	9%
Total revenue, Underlying:												
Total revenue (GAAP)	C	$1,986	$1,901	$1,988	$85	4%	($2)	—%	$7,809	$8,224	($415)	(5%)
Less: Notable items		10	(2)	—	12	NM	10	100	15	—	15	100
Total revenue, Underlying (non-GAAP)	D	$1,976	$1,903	$1,988	$73	4%	($12)	(1%)	$7,794	$8,224	($430)	(5%)
Noninterest expense, Underlying:												
Noninterest expense (GAAP)	E	$1,316	$1,259	$1,612	$57	5%	($296)	(18%)	$5,234	$5,507	($273)	(5%)
Less: Notable items		24	11	345	13	118	(321)	(93)	156	506	(350)	(69)
Noninterest expense, Underlying (non-GAAP)	F	$1,292	$1,248	$1,267	$44	4%	$25	2%	$5,078	$5,001	$77	2%
Pre-provision profit:												
Total revenue (GAAP)	C	$1,986	$1,901	$1,988	$85	4%	($2)	—%	$7,809	$8,224	($415)	(5%)
Less: Noninterest expense (GAAP)	E	1,316	1,259	1,612	57	5	(296)	(18)	5,234	5,507	(273)	(5)
Pre-provision profit (non-GAAP)		$670	$642	$376	$28	4%	$294	78%	$2,575	$2,717	($142)	(5%)
Pre-provision profit, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$1,976	$1,903	$1,988	$73	4%	($12)	(1%)	$7,794	$8,224	($430)	(5%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,292	1,248	1,267	44	4	25	2	5,078	5,001	77	2
Pre-provision profit, Underlying (non-GAAP)		$684	$655	$721	$29	4%	($37)	(5%)	$2,716	$3,223	($507)	(16%)
Income before income tax expense, Underlying:												
Income before income tax expense (GAAP)	G	$508	$470	$205	$38	8%	$303	148%	$1,888	$2,030	($142)	(7%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(14)	(13)	(345)	(1)	(8)	331	96	(141)	(506)	365	72
GAAP)	H	$522	$483	$550	$39	8%	($28)	(5%)	$2,029	$2,536	($507)	(20%)
Income tax expense, Underlying:												
Income tax expense (GAAP)	I	$107	$88	$16	$19	22%	$91	NM	$379	$422	($43)	(10%)
items		(3)	(3)	(108)	—	—	105	97	(43)	(149)	106	71
Income tax expense, Underlying (non-GAAP)	J	$110	$91	$124	$19	21%	($14)	(11%)	$422	$571	($149)	(26%)
Net income, Underlying:												
Net income (GAAP)	K	$401	$382	$189	$19	5%	$212	112%	$1,509	$1,608	($99)	(6%)
Add: Notable items, net of income tax benefit		11	10	237	1	10	(226)	(95)	98	357	(259)	(73)
Net income, Underlying (non-GAAP)	L	$412	$392	$426	$20	5%	($14)	(3%)	$1,607	$1,965	($358)	(18%)
Underlying:												
Net income available to common stockholders (GAAP)	M	$367	$344	$159	$23	7%	$208	131%	$1,372	$1,491	($119)	(8%)
Add: Notable items, net of income tax benefit		11	10	237	1	10	(226)	(95)	98	357	(259)	(73)
Underlying (non-GAAP)	N	$378	$354	$396	$24	7%	($18)	(5%)	$1,470	$1,848	($378)	(20%)

48

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q24 Change						2024 Change	
					3Q24		4Q23				2023	
		4Q24	3Q24	4Q23	$/bps	%	$/bps	%	2024	2023	$/bps	%
Operating leverage:												
Total revenue (GAAP)	C	$1,986	$1,901	$1,988	$85	4.56%	($2)	0.02%	$7,809	$8,224	($415)	(5.04%)
Less: Noninterest expense (GAAP)	E	1,316	1,259	1,612	57	4.61	(296)	(18.30)	5,234	5,507	(273)	(4.95)
Operating leverage						(0.05%)		18.32%				(0.09%)
Operating leverage, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$1,976	$1,903	$1,988	$73	3.89%	($12)	(0.48%)	$7,794	$8,224	($430)	(5.22%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,292	1,248	1,267	44	3.50	25	2.00	5,078	5,001	77	1.54
Operating leverage, Underlying (non-GAAP)						0.39%		(2.48%)				(6.76%)
Efficiency ratio and efficiency ratio, Underlying:												
Efficiency ratio	E/C	66.27 %	66.23%	81.13 %	4 bps		(1,486) bps		67.03 %	66.97 %	6 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	65.36	65.61	63.77	(25) bps		159 bps		65.15	60.81	434 bps	
Effective income tax rate and effective income tax rate, Underlying:												
Effective income tax rate	I/G	21.04%	18.56%	7.59 %	248 bps		1,345 bps		20.06 %	20.76 %	(70) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	21.17	18.75	22.25	242 bps		(108) bps		20.80	22.48	(168) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:												
Average common equity (GAAP)	O	$22,009	$22,380	$21,209	($371)	(2%)	$800	4%	$21,881	$21,592	$289	1%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—	8,187	8,184	3	—
Less: Average other intangibles (GAAP)		136	140	163	(4)	(3)	(27)	(17)	143	177	(34)	(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		436	435	421	1	—	15	4	433	422	11	3
Average tangible common equity	P	$14,122	$14,488	$13,279	($366)	(3%)	$843	6%	$13,984	$13,653	$331	2%
Return on average tangible common equity	M/P	10.36 %	9.45%	4.72 %	91 bps		564 bps		9.81 %	10.92 %	(111) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	10.66	9.71	11.84	95 bps		(118) bps		10.51	13.53	(302) bps	
Return on average total assets and return on average total assets, Underlying:												
Average total assets (GAAP)	Q	$217,548	$218,578	$223,653	($1,030)	—%	($6,105)	(3%)	$219,024	$222,221	($3,197)	(1%)
Return on average total assets	K/Q	0.73 %	0.70%	0.33 %	3 bps		40 bps		0.69 %	0.72 %	(3) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.75	0.71	0.76	4 bps		(1) bps		0.73	0.88	(15) bps	

49

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS							FULL YEAR			
					4Q24 Change						2024 Change	
		4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023	
					$/bps	%	$/bps	%			$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:												
Average total assets (GAAP)	Q	$217,548	$218,578	$223,653	($1,030)	—%	($6,105)	(3%)	$219,024	$222,221	($3,197)	(1%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—	8,187	8,184	3	—
Less: Average other intangibles (GAAP)		136	140	163	(4)	(3)	(27)	(17)	143	177	(34)	(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		436	435	421	1	—	15	4	433	422	11	3
Average tangible assets	R	$209,661	$210,686	$215,723	($1,025)	—%	($6,062)	(3%)	$211,127	$214,282	($3,155)	(1%)
Return on average total tangible assets	K/R	0.76 %	0.72%	0.35 %	4 bps		41 bps		0.71 %	0.75 %	(4) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.78	0.74	0.78	4 bps		— bps		0.76	0.92	(16) bps	
Tangible book value per common share:												
Common shares - at period-end (GAAP)	S	440,543,381	445,216,549	466,418,055	(4,673,168)	(1%)	(25,874,674)	(6%)	440,543,381	466,418,055	(25,874,674)	(6%)
Common stockholders' equity (GAAP)		$22,141	$22,820	$22,329	($679)	(3)	($188)	(1)	$22,141	$22,329	($188)	(1)
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—	8,187	8,188	(1)	—
Less: Other intangible assets (GAAP)		146	137	157	9	7	(11)	(7)	146	157	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	435	433	3	1	5	1	438	433	5	1
Tangible common equity	T	$14,246	$14,931	$14,417	($685)	(5%)	($171)	(1%)	$14,246	$14,417	($171)	(1%)
Tangible book value per common share	T/S	$32.34	$33.54	$30.91	($1.20)	(4%)	$1.43	5%	$32.34	$30.91	$1.43	5%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:												
Average common shares outstanding - basic (GAAP)	U	440,802,738	446,561,996	466,234,324	(5,759,258)	(1%)	(25,431,586)	(5%)	450,678,038	475,089,384	(24,411,346)	(5%)
Average common shares outstanding - diluted (GAAP)	V	444,836,786	449,913,467	468,159,167	(5,076,681)	(1)	(23,322,381)	(5)	453,510,245	476,693,148	(23,182,903)	(5)
Net income per average common share - basic (GAAP)	M/U	$0.83	$0.77	$0.34	$0.06	8	$0.49	144	$3.05	$3.14	($0.09)	(3)
Net income per average common share - diluted (GAAP)	M/V	0.83	0.77	0.34	0.06	8	0.49	144	3.03	3.13	(0.10)	(3)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.86	0.79	0.85	0.07	9	0.01	1	3.26	3.89	(0.63)	(16)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.85	0.79	0.85	0.06	8	—	—	3.24	3.88	(0.64)	(16)
Dividend payout ratio and dividend payout ratio, Underlying:												
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%	$1.68	$1.68	$—	—
Dividend payout ratio	W/(M/U)	51 %	55 %	124 %	(395) bps		(7,293) bps		55 %	54 %	158 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	49	53	49	(400) bps		— bps		52	43	900 bps	

50

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS							FULL YEAR			
				4Q24 Change						2024 Change	
	4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023	
				$/bps	%	$/bps	%			$/bps	%
Card fees, Underlying:											
Card fees (GAAP)	$97	$93	$70	$4	4%	$27	39%	$368	$296	$72	24%
Less: Notable items	11	6	—	5	83	11	100	24	—	24	100
Card fees, Underlying (non-GAAP)	$86	$87	$70	($1)	(1%)	$16	23%	$344	$296	$48	16%
Other income, Underlying											
Other income (GAAP)	$28	$24	$20	$4	17%	$8	40%	$79	$78	$1	1%
Less: Notable items	(1)	(8)	—	7	88	(1)	(100)	(9)	—	(9)	(100)
Other income, Underlying (non-GAAP)	$29	$32	$20	($3)	(9%)	$9	45%	$88	$78	$10	13%
Salaries and employee benefits, Underlying:											
Salaries and employee benefits (GAAP)	$674	$647	$667	$27	4%	$7	1%	$2,657	$2,599	$58	2%
Less: Notable items	17	4	32	13	NM	(15)	(47)	46	67	(21)	(31)
Salaries and employee benefits, Underlying (non-GAAP)	$657	$643	$635	$14	2%	$22	3%	$2,611	$2,532	$79	3%
Equipment and software, Underlying:											
Equipment and software (GAAP)	$193	$194	$215	($1)	(1%)	($22)	(10%)	$769	$756	$13	2%
Less: Notable items	3	2	37	1	50	(34)	(92)	17	51	(34)	(67)
Equipment and software, Underlying (non-GAAP)	$190	$192	$178	($2)	(1%)	$12	7%	$752	$705	$47	7%
Outside services, Underlying:											
Outside services (GAAP)	$170	$146	$174	$24	16%	($4)	(2%)	$639	$687	($48)	(7%)
Less: Notable items	4	2	13	2	100	(9)	(69)	28	68	(40)	(59)
Outside services, Underlying (non-GAAP)	$166	$144	$161	$22	15%	$5	3%	$611	$619	($8)	(1%)
Occupancy, Underlying:											
Occupancy (GAAP)	$112	$108	$125	$4	4%	($13)	(10%)	$447	$492	($45)	(9%)
Less: Notable items	5	1	20	4	NM	(15)	(75)	19	70	(51)	(73)
Occupancy, Underlying (non-GAAP)	$107	$107	$105	$—	—%	$2	2%	$428	$422	$6	1%
Other operating expense, Underlying:											
Other operating expense (GAAP)	$167	$164	$431	$3	2%	($264)	(61%)	$722	$973	($251)	(26%)
Less: Notable items	(5)	2	243	(7)	NM	(248)	(102)	46	250	(204)	(82)
Other operating expense, Underlying (non-GAAP)	$172	$162	$188	$10	6%	($16)	(9%)	$676	$723	($47)	(7%)

51

52 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q24 1Q24 Noninterest income, Underlying: Noninterest income (GAAP) A $553 $517 Less: Notable items 4 3 Noninterest income, Underlying (non-GAAP) B $549 $514 Total revenue, Underlying: Total revenue (GAAP) C $1,963 $1,959 Less: Notable items 4 3 Total revenue, Underlying (non-GAAP) D $1,959 $1,956 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,301 $1,358 Less: Notable items 36 85 Noninterest expense, Underlying (non-GAAP) F $1,265 $1,273 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 66.3% 69.3% Efficiency ratio, Underlying (non-GAAP) F/D 64.6 65.1

53 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 4Q24 3Q24 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 17,900 $ 17,941 Less: AFS securities - AOCI 1,613 1,181 HTM securities - AOCI(1) 756 776 DTA for AFS/HTM securities 30 11 Pension 301 320 DTA for Pension 3 1 CET 1 capital adjusted for AOCI opt-out removal A $15,197 $15,652 Risk-weighted assets 165,699 168,552 Less: HTM securities - AOCI 132 136 AFS securities - AOCI 269 184 DTA for AFS/HTM securities (1,930) (1,630) Pension 301 320 DTA for Pension (268) (289) Risk-weighted assets adjusted for AOCI opt-out removal B $167,195 $169,831 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.1% 9.2% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

54 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 4Q24 Change 4Q24 3Q24 4Q23 3Q24 4Q23 $/bps % $/bps % Total Retail loans - at period-end $69,427 $69,824 $71,514 ($397) (1%) ($2,087) (3%) Less: Non-core retail loans - at period-end 6,942 7,869 11,106 (927) (12) (4,164) (37) Less: Private bank retail loans - at period-end 898 670 97 228 34 801 NM Total Retail loans excluding Private Bank and non-core - at period-end $61,587 $61,285 $60,311 $302 —% $1,276 2% Total Commercial loans - at period-end $69,776 $71,808 $74,445 ($2,032) (3%) ($4,669) (6%) Less: Private bank commercial loans - at period-end $2,228 $1,353 $155 $875 65 $2,073 NM Total Commercial loans excluding Private Bank - at period-end $67,548 $70,455 $74,290 ($2,907) (4%) ($6,742) (9%) $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			FULL YEAR	
		4Q24	3Q24	4Q23	2024	2023
Net income available to common stockholders, Underlying:						
Net income available to common stockholders (GAAP)		$367	$344	$159	$1,372	$1,491
Add: Notable items, net of income tax benefit		11	10	237	98	357
Net income available to common stockholders, Underlying (non-GAAP)	A	$378	$354	$396	$1,470	$1,848
Private Bank Net income available to common stockholders, (GAAP)		6	(2)	(27)	(24)	(59)
Less: Private Bank Notable Items		—	(1)	(1)	(2)	(7)
Private Bank Net income available to common stockholders, Underlying (non-GAAP)	B	$6	($1)	($26)	($21)	($52)
Non-Core Net income available to common stockholders, (GAAP)	C	($45)	($51)	($72)	($206)	($244)
Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP)	D=(A-B-C)	$417	$406	$494	$1,697	$2,144
Return on average tangible common equity and return on average tangible common equity, Underlying:						
Average common equity (GAAP)		$22,009	$22,380	$21,209	$21,881	$21,592
Less: Average goodwill (GAAP)		8,187	8,187	8,188	8,187	8,184
Less: Average other intangibles (GAAP)		136	140	163	143	177
Add: Average deferred tax liabilities related to goodwill (GAAP)		436	435	421	433	422
Average tangible common equity	E	$14,122	$14,488	$13,279	$13,984	$13,653
Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP)	D/E	11.8 %	11.1 %	14.8 %	12.1 %	15.7 %

55

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			FULL YEAR	
		4Q24	3Q24	4Q23	2024	2023
Return on average total tangible assets and return on average total tangible assets, Underlying:						
Average total assets (GAAP)		$217,548	$218,578	$223,653	$219,024	$222,221
Less: Average goodwill (GAAP)		8,187	8,187	8,188	8,187	8,184
Less: Average other intangibles (GAAP)		136	140	163	143	177
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		436	435	421	433	422
Average tangible assets		$209,661	$210,686	$215,723	$211,127	$214,282
Less: Private Bank Average total assets (GAAP)		2,636	1,784	83	1,624	22
Less: Non-Core Average total assets (GAAP)		7,428	8,389	11,776	8,942	13,745
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$199,597	$200,513	$203,864	$200,561	$200,515
Net income, Underlying:						
Net income (GAAP)		$401	$382	$189	$1,509	$1,608
Add: Notable items, net of income tax benefit		11	10	237	98	357
Net income, Underlying (non-GAAP)	B	$412	$392	$426	$1,607	$1,965
Private Bank Net income (GAAP)		6	(2)	(27)	(24)	(59)
Less: Private Bank Notables		—	(1)	(1)	(2)	(7)
Net income Private Bank, Underlying (non-GAAP)	C	$6	($1)	($26)	($21)	($52)
Non-Core Net income (GAAP)	D	(45)	(51)	(72)	(206)	(244)
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$451	$444	$524	$1,834	$2,261
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	0.90 %	0.88 %	1.02 %	0.91 %	1.13 %

56

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

$s in millions	4Q24 (GAAP)					
	Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]
Net interest income	$ 464	$ 1,139	$ (227)	$ 1,376	$ 57.1	$ (21)
Noninterest income	232	300	31	563	10.9	—
Total revenue	696	1,439	(196)	1,939	68.1	(21)
Noninterest Expense	313	883	35	1,231	60.7	24
Pre-provision profit	383	556	(231)	708	7.4	(45)
Provision for credit losses	91	82	(26)	147	—	15
Income before income tax expense	292	474	(205)	561	7.4	(60)
Income tax expense	68	121	(69)	120	1.9	(15)
Net income	224	353	(136)	441	5.5	(45)
Preferred dividends	—	—	34	34	—	—
Net income available to common stockholders	$ 224	$ 353	$ (170)	$ 407	$ 5.5	$ (45)
Contribution to total CFG Diluted EPS	$ 0.50	$ 0.80	$ (0.38)	$ 0.92	$ 0.01	$ (0.10)
$s in billions						
Interest-earning assets (spot)	$ 62	$ 68	$ 52	$ 182	$ 3.1	$ 6.9
Loans (spot)	61	67	1	129	3.1	6.9
Deposits (spot)	44	119	5	168	7.0	—
Risk-weighted assets (spot)	$ 83	$ 55	$ 17	$ 155	$ 3.5	$ 7.0
Performance metrics:						
Net interest margin, FTE[4]				2.94 %		(1.12)%
Loans-to-deposit ratio (spot)				77.0 %	44.9 %	
CET1 capital ratio[5]				11.5 %		
ROTCE				11.5 %		
Efficiency ratio				63.5 %		
Noninterest income as a % of total revenue				29.0 %	16.1 %	

$s in millions	4Q24 Notables		
	Legacy	Private Bank	Non-Core
Net interest income	$ —	$ —	$ —
Noninterest income	10	—	—
Total revenue	10	—	—
Noninterest Expense	24	0.3	—
Pre-provision profit	(14)	(0.3)	—
Provision for credit losses	—	—	—
Income before income tax expense	(14)	(0.3)	—
Income tax expense	(3)	(0.1)	—
Net income	(11)	(0.2)	—
Preferred dividends	—	—	—
Net income available to common stockholders	$ (11)	$ (0.2)	$ —
Contribution to total CFG Diluted EPS	$ (0.02)	$ —	$ —
$s in billions			
Interest-earning assets (spot)	$—	$—	$—
Loans (spot)	—	—	—
Deposits (spot)	—	—	—
Risk-weighted assets (spot)	$—	$—	$—

$s in millions	4Q24 (Non-GAAP)			
	Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 1,376	$ 57.1	$ (21)	$ 1,412
Noninterest income	553	10.9	—	564
Total revenue	1,929	68.1	(21)	1,976
Noninterest Expense	1,208	60.4	24	1,292
Pre-provision profit	721	7.7	(45)	684
Provision for credit losses	147	—	15	162
Income before income tax expense	574	7.7	(60)	522
Income tax expense	123	2.0	(15)	110
Net income	451	5.7	(45)	412
Preferred dividends	34	—	—	34
Net income available to common stockholders	$ 417	$ 5.7	$ (45)	$ 378
Contribution to total CFG Diluted EPS	$ 0.94	$ 0.01	$ (0.10)	$ 0.85
$s in billions				
Interest-earning assets (spot)	$182	$3.1	$6.9	$192
Loans (spot)	129	3.1	6.9	139
Deposits (spot)	168	7.0	—	175
Risk-weighted assets (spot)	$155	$3.5	$7.0	$166
Performance metrics:				
Net interest margin, FTE[4]	2.94 %		(1.12)%	2.87 %
Loans-to-deposit ratio (spot)	77.0 %	44.9 %		79.6 %
CET1 capital ratio[5]	11.5 %			10.8 %
ROTCE	11.8 %			10.7 %
Efficiency ratio	62.6 %			65.4 %
Noninterest income as a % of total revenue	28.7 %	16.1 %		28.5 %

*Select totals may not sum due to rounding

57

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

$s in millions	4Q 2024 YTD (GAAP) Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]	4Q 2024 YTD Notables Legacy	Private Bank	Non-Core	4Q 2024 YTD (Non-GAAP) Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 1,950	$ 4,424	$ (765)	$ 5,609	$ 141.3	$ (117)	$ —	$ —	$ —	$ 5,609	$ 141.3	$ (117)	$ 5,633
Noninterest income	908	1,106	137	2,151	24.7	—	15	—	—	2,136	24.7	—	2,161
Total revenue	2,858	5,530	(628)	7,760	166.0	(117)	15	—	—	7,745	166.1	(117)	7,794
Noninterest Expense	1,241	3,480	217	4,938	197.8	98	153	3	—	4,785	194.8	98	5,078
Pre-provision profit	1,617	2,050	(845)	2,822	(31.8)	(215)	(138)	(3)	—	2,960	(28.8)	(215)	2,716
Provision for credit losses	353	331	(58)	626	—	61	—	—	—	626	—	61	687
Income before income tax expense	1,264	1,719	(787)	2,196	(31.8)	(276)	(138)	(3)	—	2,334	(28.8)	(276)	2,029
Income tax expense	291	442	(276)	457	(8.2)	(70)	(42)	(1)	—	499	(7.4)	(70)	422
Net income	973	1,277	(511)	1,739	(23.6)	(206)	(96)	(2)	—	1,834	(21.4)	(206)	1,607
Preferred dividends	—	—	137	137	—	—	—	—	—	137	—	—	137
Net income available to common stockholders	$ 973	$ 1,277	$ (648)	$ 1,602	$ (23.6)	$ (206)	$ (96)	$ (2)	$ —	$ 1,697	$ (21.4)	$ (206)	$ 1,470
Contribution to total CFG Diluted EPS	$ 2.15	$ 2.81	$ (1.43)	$ 3.53	$ (0.05)	$ (0.45)	$ (0.21)	$ —	$ —	$ 3.74	$ (0.05)	$ (0.45)	$ 3.24
$s in billions													
Interest-earning assets (spot)	$ 62	$ 68	$ 52	$ 182	$ 3.1	$ 6.9	$—	$—	$—	$182	$3.1	$6.9	$192
Loans (spot)	61	67	1	129	3.1	6.9	—	—	—	129	3.1	6.9	139
Deposits (spot)	44	119	5	168	7.0	—	—	—	—	168	7.0	—	175
Risk-weighted assets (spot)	$ 83	$ 55	$ 17	$ 155	$ 3.5	$ 7.0	$—	$—	$—	$155	$3.5	$7.0	$166
Performance metrics:													
Net interest margin, FTE[4]				3.00 %		(1.31)%				3.00 %		(1.31)%	2.85 %
Loans-to-deposit ratio (spot)				77.0 %	44.9 %					77.0 %	44.9 %		79.6 %
CET1 capital ratio[5]				11.5 %						11.5 %			10.8 %
ROTCE				11.5 %						12.1 %			10.5 %
Efficiency ratio				63.6 %						61.8 %			65.2 %
Noninterest income as a % of total revenue				27.7 %	14.9 %					27.6 %	14.9 %		27.7 %

*Select totals may not sum due to rounding

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